Exhibit 4.12

[FACE OF NOTE]

Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED	CUSIP: 22541FEC6

NO. 1	PRINCIPAL AMOUNT: $1,500,000

CREDIT SUISSE (USA), INC.
1 Year Non-Call Floating/Fixed Rate Securities
due September 28, 2021

CREDIT SUISSE (USA), INC., a Delaware corporation (the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, at the office or agency of the Company in New York, New York, the Redemption Amount (as defined on the reverse hereof) on the Maturity Date (as defined on the reverse hereof), in the coin or currency of the United States and to pay interest semi-annually on the 28th of March and September of each year, commencing March 28, 2007, on said principal sum at said office or agency, in like coin or currency, at a rate per annum to be determined in accordance with the provisions specified on the reverse hereof.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture referred to on the reverse hereof.

F-1

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

CREDIT SUISSE (USA), INC.

[SEAL]	By:	/s/ Peter Feeney
Name: Peter Feeney
Title: Authorized Signatory

CREDIT SUISSE (USA), INC.

	By:	/s/ Grace Koo
Name: Grace Koo
Title: Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:  September 28, 2006

JPMORGAN CHASE, N.A., as Trustee

By:	/s/ Ignazio Tamburello
Name: Ignazio Tamburello
Title: Authorized Signatory

F-2

[REVERSE OF NOTE]

CREDIT SUISSE (USA), INC.
1 Year Non-Call Floating/Fixed Rate Securities
due September 28, 2021

This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to a senior indenture, dated as of June 1, 2001 (the “Indenture”), between the Company and JPMorgan Chase Bank, as trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, and the Holders of the Securities.  The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Indenture.  This Note is one of a series designated as the 1 Year Non-Call Floating/Fixed Rate Securities due September 28, 2021 (the “Note”).

The Securities will accrue interest at a rate of 12.25% per annum on the principal amount from and including their issue date to and including September 27, 2007. Unless otherwise redeemed by the Company, for the period from and including September 28, 2007 through and including September 27, 2021, the Securities will accrue interest at a rate equal to (a) the 30-year Constant Maturity Swap Rate (‘‘CMS30’’) minus the 10-year Constant Maturity Swap Rate (‘‘CMS10’’), (such difference, the “CMS Rate Spread”), multiplied by (b) 50, but in no event less than zero. No interest will accrue on the Securities during any period for which the applicable CMS Rate Spread is equal to or less than zero. The CMS Rate Spread will be calculated for each semi-annual interest accrual period on the first day of that interest accrual period, which will be the 28th of each September and March commencing on September 28, 2007. Unless the Securities have been previously redeemed by the Company, the interest payments will be made semi-annually in arrears on the 28th of each March and September, commencing on March 28, 2007 and ending upon the Maturity Date (each, an “Interest Payment Date”). If any such Interest Payment Date is not a Business Day as defined below at a place of payment, interest will be payable on the next succeeding Business Day and no interest shall accrue for the intervening period.

This Note is payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture provides that, without prior notice to any Holders, the Company and the Trustee may amend the Indenture and the Securities of any series with the written consent of the Holders of a majority in principal amount of the outstanding Securities of all series affected by such amendment (all such series voting as one class), and the Holders of a majority in principal amount of the outstanding Securities of all series affected thereby (all such series voting as one class) may waive future compliance by the Company with any provision of the Indenture or the Securities of such series by written notice to the Trustee; provided that, without the consent of each Holder of the Securities of each series affected thereby, an amendment or waiver, including a waiver of past defaults, may not: (i) extend the stated maturity of the Principal of, or any sinking fund obligation or any installment of interest on, such Holder’s Security, or reduce the principal amount thereof or the rate of interest thereon (including any amount in respect of original issue discount), or any premium payable with respect thereto, or adversely affect the rights of such Holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase at the option of such Holder, or reduce the amount of the Principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or change any place of payment where, or the currency in which, any Security of such series or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the due date therefor; (ii) reduce the percentage in principal amount of outstanding Securities of the relevant series the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the Indenture or certain Defaults and their consequences provided for in the Indenture; (iii) waive a Default in the payment of Principal of or interest on any Security of such Holder; or (iv) modify any of the provisions of the Indenture governing supplemental indentures with the consent of Securityholders except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

The Indenture provides that, subject to certain conditions, the Holders of at least a majority in principal amount (or, if any Securities are Original Issue Discount Securities, such portion of the Principal as is then accelerable) of the outstanding Securities of all series affected (voting as a single class), by notice to the Trustee, may waive an existing Default or Event of Default with respect to the Securities of such series and its consequences, except a Default in the payment of Principal of or interest on any Security or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Security affected.  Upon any such waiver, such Default shall cease to exist, and any Event of Default with respect to the Securities of such series arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

The Indenture provides that a series of Securities may include one or more tranches (each a “tranche”) of Securities, including Securities issued in a Periodic Offering.  The Securities of different tranches may have one or more different terms, including authentication dates and public offering prices, but all the Securities within each such tranche shall have identical terms, including authentication date and public offering price.  Notwithstanding any other provision of the Indenture, subject to certain exceptions, with respect to sections of the Indenture concerning the execution, authentication and terms of the Securities, redemption of the Securities, Events of Default of the Securities, defeasance of the Securities and amendment of the Indenture, if any series of Securities includes more than one tranche, all provisions of such sections applicable to any series of Securities shall be deemed equally applicable to each tranche of any series of Securities in the same manner as though originally designated a series unless otherwise provided with respect to such series or tranche pursuant to a board resolution or a supplemental indenture establishing such series or tranche.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Redemption Amount of this Note in the manner, at the place, at the time and in the coin or currency herein prescribed.

The Securities are issuable initially only in registered form without coupons in denominations of $10,000 or any integral multiples of $1,000 in excess of that amount at the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture.

The Company will not be required to pay any Additional Amounts on the Securities.

Determination of the CMS Rate Spread

For purposes of determining the interest rate on the Securities for interest accrual periods beginning on and after September 28, 2007, the CMS Rate Spread will equal (a) the 30-year 30/360 U.S. dollar semi-annual swap rate (‘‘CMS30’’) minus (b) the 10-year 30/360 U.S. dollar semi-annual swap rate (‘‘CMS10’’), each as quoted on Reuters page ‘‘ISDAFIX1’’ (or any successor page as determined by the Calculation Agent (as defined below)) at 11:00 a.m. New York time, determined for each interest accrual period on the first day of that interest accrual period (the “Interest Rate Reset Date”). If a rate for CMS30 or CMS10 is not published on ‘‘ISDAFIX1’’ (or any successor page as determined by the Calculation Agent) on any Interest Rate Reset Date, then the Calculation Agent will request the principal New York office of each of five major reference banks in the New York interbank market, selected by the Calculation Agent, to provide such bank’s offered quotation to prime banks in the New York interbank market for deposits in U.S. dollars in an amount that is representative of a single transaction in that market at that time (a ‘‘Representative Amount’’) and for a term of 30 years or 10 years, as the case may be, as of 11:00 a.m. (New York time) on such Interest Rate Reset Date. If at least two such quotations are so provided, CMS30 or CMS10, as the case may be, will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, the Calculation Agent will request each of three major banks in New York City to provide such bank’s rate to leading European banks for loans in U.S. dollars in a Representative Amount and for a term of 30 years or 10 years, as the case may be, as of approximately 11:00 a.m. (New York City time) on such Interest Rate Reset Date. If at least two such rates are so provided, CMS30 or CMS10, as the case may be, will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then CMS30 or CMS10, as the case may be, will be the rate for CMS30 or CMS10, as the case may be, in effect on the immediately preceding Business Day.

Maturity Date

The Maturity Date of the Securities is September 28, 2021 (the “Maturity Date”).

Redemption Right

The Company may redeem the Securities, in whole and not in part, on each Interest Payment Date beginning September 28, 2007 by giving no less than five Business Days’ notice.

Redemption Amount

If the Company exercises its redemption right, each Holder will receive a redemption amount equal to 100% of the principal amount of the Holder’s Securities, plus accrued and unpaid interest.  If the Securities are not previously redeemed by the Company, at maturity the Holder will receive a redemption amount equal to 100% of the principal amount of the Holder’s Securities, plus accrued and unpaid interest.

A ‘‘Business Day’’ is any day, other than a Saturday, Sunday or a day on which banking institutions in New York, New York are generally authorized or obligated by law or executive order to close.

Events of Default and Acceleration

In case an Event of Default (as defined in the Indenture) with respect to the Securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the Securities (in accordance with the acceleration provisions set forth in the prospectus) will be determined by the Calculation Agent and will equal, for each Note, the arithmetic average, as determined by the Calculation Agent, of the fair value of the Securities as determined by at least three but not more than five broker-dealers (which may include Credit Suisse Securities (USA) LLC or any of the Company’s other subsidiaries or affiliates) as will make such fair market value determinations available to the Calculation Agent.

The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of, or on account of, the redemption amount hereof, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture or any indenture supplemental thereto or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator as such, or against any past, present or future stockholder, officer, director or employee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

The calculation agent for the Securities (the “Calculation Agent”) is Credit Suisse International.  The calculations and determinations of the Calculation Agent will be final and binding upon all parties (except in the case of manifest error).  The Calculation Agent will have no responsibility for good faith errors or omissions in its calculations and determinations, whether caused by negligence or otherwise.

Terms used herein that are defined in the Indenture and not otherwise defined herein shall have the respective meanings assigned thereto in the Indenture.

The laws of the State of New York (without regard to conflicts of laws principles thereof) shall govern this Note.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing

Attorney to
transfer such Note on the books of the Issuer, with full power of substitution in the premises.

Signature:

Dated:
NOTICE:The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.